UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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the Securities Exchange Act of 1934

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Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

West Face SPV (Cayman) I L.P.

West Face Capital Inc.

West Face SPV (Cayman) General Partners Inc.

West Face Long Term Opportunities Global Master L.P.

Gregory A. Boland

Peter Dey

Ryan Ellson

James Evans

Gary S. Guidry

Robert B. Hodgins

Ronald W. Royal

David P. Smith

Brooke N. Wade

Laurence West

Dulat Zhurgenbay

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 27, 2015, West Face Capital Inc. issued the following press release:

West Face Capital Files Nominations For Six New Directors of Gran Tierra Energy

Time to Fix GTE: New Board, New CEO and Refocused Strategy

TORONTO – April 27, 2015 – West Face Capital Inc. (West Face) today announced it has filed its notice of intention to nominate six experienced business leaders for election to the Board of Directors of Gran Tierra Energy Inc. (Gran Tierra) (NYSE MKT: GTE; TSX: GTE) at the company’s annual meeting which was scheduled for June 24, 2015.

West Face manages funds that beneficially own approximately 9.8% of Gran Tierra. It believes the current four-member Board of Gran Tierra is responsible for chronic underperformance resulting in the company’s market value falling by 59% in the past four years.

Gran Tierra has acknowledged the underperformance and has also accepted West Face’s recommendation of a strategic shift to refocus the company on the development of its assets in Colombia instead of allocating capital to high-risk frontier exploration in other parts of South America.

“We believe the current Board of Gran Tierra is not aligned with shareholders’ interests, lost its strategic focus, and failed to control overhead,” said Thomas Dea, Partner at West Face. “Our view is that the new proposed CEO and value-enhancing plan represent the best path forward for shareholders. It is time to fix GTE.”

The six West Face nominees include Gary Guidry, a proven value creator in the oil and gas industry, who is the prospective new CEO. The last four companies at which Mr. Guidry was CEO have earned an average annual return of 45%.

The individuals in the West Face slate are:

Peter Dey

▪	More than 40 years of experience in law, investment banking, corporate governance and on Boards of Directors. Former Chair of the Ontario Securities Commission and advisor to the Toronto Stock Exchange and OECD on governance.

Gary Guidry

▪	Proven value-creating CEO with 35 years of experience in international exploration and development, including South America. 2014 Oil Council CEO of the Year.

Robert Hodgins

▪	More than 30 years of experience in finance positions including as CFO of major public energy companies. Serves as director and Chairman of the Audit Committee at several high-profile public oil and gas companies.

Ronald W. Royal

▪	Senior executive and corporate director with an engineering background. Over 35 years of experience in international upstream operations with global energy companies.

David Smith

▪	Chairman of a major energy-related company with 30 years’ background in investment banking, research and management. Significant board experience with a track record of value creation.

Brooke Wade

▪	Founder and successful CEO of international chemical companies and with more than 35 years of proven entrepreneurial leadership. Extensive finance, audit and governance experience across several industries, including oil and gas.

Further background on the nominees is available in the West Face news release and letter to the Board on April 21, 2015.

West Face also called on Gran Tierra to confirm the annual meeting date of June 24, 2015 as noted on the company’s website as recently as April 23. However, the reference to the upcoming annual meeting was deleted by the next day.

“We see no need and no excuse for a delay in holding the annual meeting,” said Mr. Dea. ”We believe any attempt to postpone the meeting will be recognized as the current Board’s attempt to entrench itself.”

West Face believes Gran Tierra shareholders are best served by action to replace the current Board as soon as possible to minimize its opportunities to misuse the company’s remaining capital resources, as it has in the past. Its track record for capital allocation should be cause for concern for all GTE shareholders.

About West Face Capital Inc.

West Face Capital Inc. is one of Canada’s leading alternative investment managers. West Face has a seasoned multi-disciplinary investment team, proprietary origination channels, deep sector expertise and the ability to act on investment targets in domestic and international markets.

Additional Information

West Face SPV (Cayman) I L.P. (“West Face SPV”) intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2015 Annual Meeting”) of the Company. Information relating to the participants in such proxy solicitation has been included in materials filed on April 21, 2015 by West Face SPV with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, West Face SPV’s definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. These materials and other materials filed by West Face SPV in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by West Face SPV with the Securities and Exchange Commission will also be available, without charge, by directing a request to West Face SPV’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

For more information:

Media Contact: Lute & Company John Lute 416 929 5883 ex 222 jlute@luteco.com	Investor Contact: Okapi Partners 1-877-796-5274 info@okapipartners.com

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